Exhibit 99.1

Cognition Therapeutics Reports First Quarter 2023 Financial Results and Provides Business
Update

Completed enrollment for Phase 2 SEQUEL trial in mild-to-moderate Alzheimer’s disease (AD);
topline results expected 2Q 2023

SHINE (AD) trial currently enrolling patients with first patient in Spain enrolled. Expect full enrollment by end of 2023

Received FDA clearance to proceed with 540-patient Phase 2 START study of CT1812 in patients with early AD

IND cleared by FDA for Phase 2 MAGNIFY trial for geographic atrophy and dry age-related macular degeneration (dry AMD) with CT1812

Magnify trial in dry AMD set to initiate sites and enroll patients

PURCHASE, N.Y., May 4, 2023 (GLOBE NEWSWIRE) -- Cognition Therapeutics, Inc. (Nasdaq: CGTX), a clinical-stage neuroscience company developing drugs that treat neurodegenerative disorders by regulating cellular damage response pathways (the “Company” or “Cognition”), today reported financial results for the first quarter ended March 31, 2023 and provided recent business updates.

“Building off our accomplishments in 2022, the first quarter of 2023 was filled with events that positively affect all pillars of our business and validate our operational strategy,” commented Lisa Ricciardi, president and CEO of Cognition Therapeutics. “We completed enrollment for our SEQUEL study to evaluate the impact of CT1812 on cortical brain wave activity measured via quantitative electroencephalogram (qEEG), and we anticipate a data readout in the second quarter of 2023. From a regulatory perspective, we received clearance from the FDA to move forward with two Phase 2 trials: START and MAGNIFY, which will investigate the potential of our oral drug candidate CT1812 in Alzheimer’s disease and geographic atrophy (GA) secondary to dry AMD, respectively. In addition, we also executed a committed share purchase agreement of up to $35.0 million with Lincoln Park Capital that will provide us with access to capital and continued liquidity,” added Lisa Ricciardi.

“The next 18 months are critical for Cognition with several clinical milestones and data readouts anticipated. We are fully dedicated to moving our pipeline forward by continuing to advance our trials for CT1812, with the goal and bringing disease altering treatments to patients and generating value for shareholders,” concluded Ms. Ricciardi.

Financial Highlights

-	Executed committed equity agreement of up to $35.0 million with Lincoln Park Capital

-	ATM program in place with Cantor Fitzgerald & Co. and B. Riley Securities

-	Extended cash runway into second half of 2024 based on cash and cash equivalents as of March 31, 2023

Business and Corporate Highlights

-	John Doyle hired as chief financial officer, May 1, 2023

-	Completed enrollment in SEQUEL study; expected to report topline results first half 2023

-	Extended Phase 2 SHINE Study to include sites in Spain, the Netherlands, and Czech Republic; first patients dosed in Europe in expanded study

-	Announced FDA Clearance for 540-patient START study in conjunction with Alzheimer’s Clinical Trials Consortium (ACTC); site activation in progress

-	Progressing 120-patient DLB SHIMMER study with total of 30 sites in the US

-	Expanded pipeline to include GA secondary to dry AMD as target indication for CT1812; activating sites and enrolling patients in first half 2023

-	Presented compelling proteomic biomarker data supportive of CT1812 mechanism of action at AD/PD™ in Sweden

-	International Journal of Molecular Sciences published Cognition’s comprehensive review of sigma-2 (σ-2) receptor approach and rationale

-	Presented analysis showing impact of CT1812 on pathways implicated in dry AMD at ARVO 2023

-	Released two DLB-focused Conversations with Cognition podcasts to build awareness around under-diagnosed disease state

Financial Results

Cash and cash equivalents on March 31, 2023, were approximately $38.8 million compared to $41.6 million on December 31, 2022.

Research and development expenses for the first quarter ended March 31, 2023, were $5.4 million compared to $6.5 million for the same period in 2022. The decrease was due to reduced spending on clinical research organizations, reduced expenses on clinical supply manufacturing, partially offset by increased compensation expenses.

General and administrative expenses for the first quarter ended March 31, 2023, were $3.5 million compared to $2.9 million for the same period in 2022. The increase was largely due to higher professional fees, partially offset by lower Director & Officer Liability insurance and other expenses.

The Company reported a net loss of $6.2 million, or $(0.21) per basic and diluted share for the first quarter ended March 31, 2023, compared to a net loss of $3.8 million or $(0.17) per basic and diluted share during the same period in 2022.

About Cognition Therapeutics:

Cognition Therapeutics, Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative, small molecule therapeutics targeting age-related degenerative disorders of the central nervous system and retina. We are currently investigating our lead candidate CT1812 in clinical programs in Alzheimer’s disease, dementia with Lewy bodies (DLB) and dry age-related macular degeneration (dry AMD). We believe CT1812 and our pipeline of σ-2 receptor modulators can regulate pathways that are impaired in these diseases. We believe that targeting the σ-2 receptor with CT1812 represents a mechanism functionally distinct from other current approaches in clinical development for the treatment of degenerative diseases. More about Cognition Therapeutics and its pipeline can be found at https://cogrx.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, are forward-looking statements. These statements, including statements relating to the timing and expected results of our clinical trials, and cash runway, involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; our ability to secure new (and retain existing) grant funding; our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data and pre-clinical studies being predictive of the results of clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that the we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impact of the ongoing COVID-19 pandemic on our business, supply chain and labor force; and the risks and uncertainties described in the “Risk Factors” section of our annual and quarterly reports filed the Securities Exchange Commission. These risks are not exhaustive and we face both known and unknown risks. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Cognition Therapeutics, Inc.

Unaudited Selected Financial Data

(in thousands, except share and per share data)	Three Months Ended March 31,
Consolidated Statements of Operations Data:	2023	2022
Operating Expenses:
Research and development	$5,430	$6,518
General and administrative	3,543	2,895
Total operating expenses	8,973	9,413
Loss from operations	(8,973)	(9,413)
Other income (expense):
Grant income	3,426	5,904
Other expense, net	(615)	(195)
Interest expense	(10)	(9)
Total other income, net	2,801	5,700
Loss before income tax	(6,172)	(3,713)
Income tax expense	—	(125)
Net loss	(6,172)	(3,838)
Net loss attributable to common stockholders	$(6,172)	$(3,838)
Unrealized gain on foreign currency translation	4	1
Total comprehensive loss	$(6,168)	$(3,837)
Net loss per share:
Basic	$(0.21)	$(0.17)
Diluted	$(0.21)	$(0.17)
Weighted-average common shares outstanding:
Basic	29,094,592	22,426,982
Diluted	29,094,592	22,426,982

	As of
(in thousands)	March 31,	December 31,
Consolidated Balance Sheet Data:	2023	2022
Cash and cash equivalents	$38,810	$41,562
Total assets	45,663	50,425
Total liabilities	9,880	10,176
Accumulated deficit	(121,573)	(115,401)
Total stockholders’ equity	35,783	40,249

Contact Information:
Cognition Therapeutics, Inc.
info@cogrx.com

Bill Borden (media)
Tiberend Strategic Advisors, Inc.
bborden@tiberend.com

Daniel Kontoh-Boateng (investors)
Tiberend Strategic Advisors, Inc.
dboateng@tiberend.com